AS AMENDED THROUGH 10/24/97

                                  TRION, INC.
                             AMENDED AND RESTATED
                                    BY-LAWS

                                   ARTICLE I
                                    OFFICES

          Section 1.1. Principal Office. The principal office of the Corporation shall be at 101 McNeill Road, Sanford, Lee County, North Carolina.

          Section 1.2. Registered Office. The Corporation shall have and continuously maintain in Pennsylvania a registered office at an address to be designated from time to time by the Board of Directors.

          Section 1.3. Other Offices. The Corporation may also have additional offices at such other places both within and without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine and as the business of the Corporation may require.

                                 ARTICLE II
                          MEETINGS OF SHAREHOLDERS

          Section 2.1. Place of Meetings. All meetings of shareholders shall be held at such place, within or without the Commonwealth of Pennsylvania, as shall be fixed from time to time by the Board of Directors.

          Section 2.2. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such date and time as may be designated by the Board of Directors, and if not so designated shall be held on the third Tuesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next full business day following.

          Section 2.3. Special Meetings. Special meetings of the shareholders may be called by the Chairman or President and shall be called by the Chairman, President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of shareholders entitled to cast at least one-fifth (1/5) of the votes which all shareholders are entitled to cast at such meeting. Any request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to that specified in the notice of meeting and matters incidental thereto.

          Section 2.4. Notice of Meetings. A written notice stating the place, day, and hour of each meeting and, in the case of a special meeting, the general nature of the business to be transacted shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each shareholder of record entitled to vote at such meeting, at least twenty (20) days prior to the date of the meeting, unless a greater period of time is required by law in a particular case.

          Section 2.5. Record Date. The Board of Directors may fix a time not more than fifty (50) days prior to the date of any meeting of shareholders as the record date for the determination of shareholders entitled to notice of, or to vote at, any such meeting. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting.

          Section 2.6. Quorum. (a) A shareholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for purposes of considering such matter. The shareholders present in person or by proxy at a duly organized

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meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting of shareholders cannot be organized because a quorum has not attended, those present in person or by proxy may, except as otherwise provided by statute or these By-laws, adjourn the meeting to such time and place as they may determine.
          (b)  Notwithstanding the foregoing,
               (i) those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed by statute or in these By-laws, shall nevertheless constitute a quorum for the purpose of electing directors.
               (ii) those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods periods aggregating at least fifteen (15) days because of an absence of a quorum, although less than a quorum as fixed by statute or in these By-laws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

          Section 2.7. Voting. Unless otherwise provided in the Articles of Incorporation, every shareholder is entitled to one vote for every share standing in his name on the books of the Corporation. In each election of directors, every shareholder entitled to vote (or his proxies) shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which his shares are a part and he (or his proxies) may cast the whole number of his votes for one candidate or distribute them among any two or more candidates.

          Section 2.8. Action by Shareholders. Except as otherwise provided by statute, the Articles of Incorporation or these By-laws, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon.

          Section 2.9. Voting Confidentiality. Each shareholder of the Corporation shall be entitled to elect voting confidentiality as provided in this Section 2.9 on all matters submitted to shareholders by the Board of Directors; and each form of proxy, consent, ballot or other written voting instruction distributed by the Corporation to shareholders shall include a check box or other appropriate mechanism by which shareholders who desire to do so may so elect voting confidentiality.

          All inspectors of election, vote tabulators and other persons appointed or engaged by or on behalf of the Corporation to process voting instructions (none of whom shall be a director or officer of the Corporation or any of its affiliates) shall be advised of and instructed to comply with this Section 2.9 and, except as required or permitted hereby, not at any time to disclose to any person (except to other persons engaged in processing voting instructions), the identity and individual vote of any shareholder electing voting confidentiality; provided, however, that voting confidentiality shall not apply and the name and individual vote of any shareholder may be disclosed to the Corporation or to any person (i) to the extent that such disclosure is required by applicable law or is appropriate to assert or defend any claim relating to voting or (ii) with respect to any matter for which votes of shareholders are solicited in opposition to any of the nominees or one or more of the recommendations of the Board of Directors unless the persons engaged in such opposition solicitation provide shareholders of the Corporation with voting confidentiality (which, if not otherwise provided, will be requested by the Corporation) comparable in the opinion of the Corporation to the voting confidentiality provided by this
Section 2.9.

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         Section 2.10.  Informal Action.  Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

          Section 2.11. Duration of Proxies. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

          Section 2.12. Adjournments. Adjournment or adjournments of any annual or special meeting, including one at which directors are to be elected, may be taken for such period as may be directed by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or notice of the business to be transacted was required by statute to be given and such notice has not previously been given.

                                 ARTICLE III
                                  DIRECTORS

          Section 3.1. Powers of Directors. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or these By-laws directed or required to be exercised or done by the shareholders.

          Section 3.2. Number, Election, Term of Office. The number of directors which shall constitute the whole Board of Directors shall be not less than three nor more than fifteen members as determined from time to time by the Board of Directors. The directors shall be classified in respect to the time for which they shall severally hold office by division into three classes, and the term of office of one class shall expire at the annual meeting of shareholders in each year. The number of members of each class shall be as determined from time to time by the Board of Directors; provided, that the membership of all classes shall be as nearly equal in number as possible. If, at any meeting of shareholders, due to a vacancy or vacancies, or otherwise, directors of more than one such class are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election. At each annual meeting each of the successors to the director or directors of the class whose terms shall expire in that year shall be elected for a term of three years and shall serve until the third succeeding annual meeting of the shareholders and until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Directors need not be shareholders of the Corporation.

          Section 3.3. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, and each person so elected shall hold office until the next selection of the class for which such director has been chosen, and until his successor has been selected and qualified or until his earlier death, resignation or removal. The occurrence of a vacancy which is not filled by action of the Board of Directors shall constitute a determination by the Board of Directors that the number of directors is reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise.
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          Section 3.4.  Meetings of Directors.  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time determine, and no notice shall be required to be given of any such regular meeting. Special meetings of the Board of Directors may be called by the Chairman or President or by a majority of the members of the Board of Directors by giving two (2) days' notice to each director but the presence of all directors at any special meeting shall ipso facto constitute a waiver of any notice required to be given of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          Section 3.5. Quorum, Action by Board. At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at any meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 3.6. Telephone Participation in Meetings. One or more directors may participate in any meeting of the Board of Directors, or of any Committee thereof of which he is a member, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by means of such conference telephone or similar communications equipment shall constitute presence in person at such meeting for all purposes.

          Section 3.7. Informal Action. Any action which may be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting, if a written consent or consents thereto shall be signed by all members of the Board or of the Committee, as the case may be, and shall be filed with the Secretary of the Corporation.

          Section 3.8. Compensation. Directors (other than a director who is an employee of the Corporation or any of its subsidiaries) may receive a stated salary for their services, or a fixed sum and expenses for attendance at regular and special meetings of the Board of Directors and Committees thereof, or any combination of the foregoing and such other benefits as may be determined from time to time by resolution adopted by a majority of the whole Board of Directors. No such payments shall preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
                                  ARTICLE IV
                            COMMITTEES OF DIRECTORS

          Section 4.1. Committees Generally. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each of which shall consist of two (2) or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. To the extent provided in the resolution designating any committee, such committee shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the authority to (a) submit to shareholders any matter which by statute, the Articles of Incorporation, or these By-laws requires approval of shareholders, (b) change the number of directors or fill any vacancy in the Board of Directors, (c) adopt, amend or repeal By-laws, (d) declare any dividend or distribution, (e) reduce earned surplus or capital surplus, (f) prescribe or change the time or place of any regular meeting of the Board of Directors, (g) amend or repeal any resolution of the Board of Directors which by its terms is amendable or repealable only by the Board, (h) take action on any matter committed by the By-laws or by resolution of the Board to another

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committee of the Board, or (i) designate or propose any candidate for election to the office of director.

          Section 4.2. Standing Committees. The Board of Directors shall have standing audit, compensation and nominating committees, each of which shall have such authority and perform such duties as may be designated from time to time by the Board of Directors.

          Section 4.3. Absence, Disqualification of Committee Member. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous action appoint another director to act at the meeting in the place of any such absent or disqualified member.

          Section 4.4. Rules and Regulations. The Board of Directors may establish reasonable rules and regulations for the conduct of the proceedings of any such committee and may appoint a chairman of the committee who shall be a member thereof and a secretary of the committee who need not be a member thereof. To the extent that the Board of Directors shall not exercise such powers, they may be exercised by the Committee.

                                   ARTICLE V
                          NOTICES AND WAIVERS THEREOF

          Section 5.1. Notices. Notices to directors and shareholders shall be in writing and delivered either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX or facsimile number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

          Section 5.2. Waivers of Notice. Whenever any notice is required to be given under the provisions of applicable law or of the Articles of Incorporation or by these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.
                                  ARTICLE VI
                                   OFFICERS

          Section 6.1. Enumeration. The officers of the Corporation shall be elected by the Board of Directors at the organization meeting following each annual meeting of shareholders and shall consist of a Chairman, if so elected, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also elect additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

          Section 6.2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for terms and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board.
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          Section 6.3.  Term and Compensation.  Each officer or assistant officer shall serve at the pleasure of the Board of Directors. The compensation of all officers and assistant officers and any agents specifically appointed by the Board of Directors shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.

          Section 6.4. Chief Executive Officer. The President of the Corporation shall be the Chief Executive Officer unless the Board of Directors shall at any time elect a Chairman of the Board and shall specify by resolution that the Chairman of the Board, rather than the President, shall be the Chief Executive Officer of the Corporation. The officer so designated shall be the Chief Executive Officer until further specification by the Board. The Chief Executive Officer shall be the chief executive officer and general manager of the Corporation and shall have general and active charge and control over the business and affairs of the Corporation, subject to the Board of Directors. In the absence of or at the request of the Chairman of the Board, or if the Chief Executive Officer is also the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders and of the Board of Directors.

          Section 6.5. Chairman of the Board. The Chairman of the Board may, in his discretion, preside at all meetings of the shareholders and of the Board of Directors. If the Chairman of the Board shall be the Chief Executive Officer, the Chairman of the Board also shall have the powers and perform the duties of the Chief Executive Officer. If the Chairman of the Board shall not be the Chief Executive Officer, the Chairman of the Board shall have such other powers and perform such other duties as shall from time to time be specified by the Board of Directors.

          Section 6.6. President. If the President shall be the Chief Executive Officer, the President shall have the powers and perform the duties of the Chief Executive Officer. If the President shall not be the Chief Executive Officer, the President shall have all of the powers and perform all of the duties of the Chief Executive Officer during the absence or inability to act of the Chief Executive Officer, shall be the chief operating officer of the Corporation and shall have such other powers and perform such other duties as shall from time to time be specified by the Board of Directors or delegated to the President by the Chief Executive Officer. The President shall have general and active management and supervision of the business affairs and property of the Corporation, and shall see that all policies, orders and resolutions of the Board are carried into effect. The President shall sign all certificates for shares of the capital stock of the Corporation and may, together with the Secretary, execute on behalf of the Corporation any contract which has been approved by the Board of Directors.

          Section 6.7. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform all of the duties and exercise all of the powers of the President and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.

          Section 6.8. Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors or of any committee thereof and shall keep a record of the minutes of the proceedings of such meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, if required by statute or by these By-laws, notice of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary, or an Assistant Secretary, shall have authority to affix the seal to any instrument requiring it and when affixed, it may be attested by his signature or by the signature of such Assistant Secretary.
The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

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The Secretary may, together with the President, execute on behalf of the
Corporation any contract which has been approved by the Board of Directors. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

          Section 6.9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall also have such other powers and perform such other duties as are incident to the officer of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

          Section 6.10. Other Officers and Assistant Officers. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

                                 ARTICLE VII
                            DIRECTORS' LIABILITY

          Section 7.1. Directors' Personal Liability. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action; provided however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by Section 1713 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") (or any successor statute or provision), as in effect at the time of the alleged action or failure to take action by such director.

          Section 7.2. Preservation of Rights. Any repeal or modification of this Article VII by the shareholders of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any director or former director may be entitled under this Article VII. The rights and protection conferred by this Article VII shall continue as to any person who has ceased to be a director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                 ARTICLE VIII
                               INDEMNIFICATION

          Section 8.1. Mandatory Indemnification of Directors and Officers. The corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of the Corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding.

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          Section 8.2.  Mandatory Advancement of Expenses to Directors and
Officers. The Corporation shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 8.1 of this Article in defending or appearing as a witness in any civil or criminal action, suit, or proceeding described in Section 8.1 of this Article in advance of the final disposition of such action, suit, or proceeding. The expenses incurred by such director or officer shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if and to the extent that it shall ultimately be determined that he is not entitled to be indemnified by the Corporation with respect to such expenses.

          Section 8.3. Permissive Indemnification and Advancement of Expenses. The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, both as to action in his official capacity and as to action in another capacity while holding such office or position, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding. The Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit, or proceeding referred to in this Section 8.3 in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

          Section 8.4. Mandatory Indemnification with Respect to Expenses. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which such person shall have been made a party by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, interest, or other enterprise, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by him in connection therewith.

          Section 8.5. Scope of Indemnification. This Article is intended to provide indemnification in accordance with its terms to the fullest extent permitted by law, including, without limitation, pursuant to Section 1746 of the BCL (or any successor provision or statute as in effect at the time of such alleged action or failure to take action), whether the Corporation would have the power to so indemnify under any other provisions of law except Subchapter D of the BCL (or successor statute) and whether or not the indemnified liability arises or arose from any threatened, pending, or completed action by or in the right of the Corporation; indemnification under this Article shall not be made by the Corporation in any case where indemnification for the alleged act or failure to act giving rise to the claim for indemnification is expressly prohibited by the said Section 1746 or any successor statute as in effect at the time of such alleged action or failure to take action.

          Section 8.6. Funding to Meet Indemnification Obligations. The Board of Directors, without further approval of the shareholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification and the advancement

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and reimbursement of expenses, and for the purchase and maintenance of insurance on behalf of each director or officer against any liability asserted against or incurred by such director or officer in any capacity.

          Section 8.7. Miscellaneous. Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such person. Any repeal or modification of this Article VIII by the shareholders or the Board of Directors of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article.

          Section 8.8. Definition of Corporation. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          Section 8.9. Definition of Authorized Representative. For the purposes of this Article, the term "authorized representative" shall mean a director, officer, employee, or agent of the Corporation or of any subsidiary of the Corporation or a trustee, custodian, administrator, committeeman, or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust, or other enterprise in any of the foregoing capacities at the request of the Corporation.

                                  ARTICLE IX
                            SHARES OF CAPITAL STOCK

          Section 9.1. Issuance of Shares. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such shares, or options or other rights to purchase such shares or securities, may be issued or granted in accordance with the authority granted by resolution of the Board of Directors.

          Section 9.2. Share Certificates. Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed (in facsimile or otherwise, as permitted by law) by the President or a Vice President and by the Secretary or an Assistant Secretary. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

          Section 9.3. Transfer of Shares. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation by the Secretary of the Corporation, or by one or more Transfer Agents acting on behalf of the Corporation, by the holder of record in person or by the holder's duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.


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          Section 9.4.  Lost, Stolen, Destroyed or Mutilated Certificates.
New stock certificates may be issued to replace stock certificates which have been lost, stolen, destroyed or mutilated, upon such terms and conditions, including proof of destruction or loss, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

          Section 9.5. Rules and Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with these By-laws or any provision of law as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Corporation.

          Section 9.6. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Pennsylvania.

                                   ARTICLE X
                                  FISCAL YEAR

          The fiscal year of the Corporation shall end on such day as shall be fixed by resolution of the Board of Directors, or if not so fixed, shall end on December 31 of each year.

                                  ARTICLE XI
                                    BY-LAWS

          Section 11.1. Effect of By-laws. No provision in these By-laws shall vest any property right in any shareholder.

          Section 11.2. Amendments. These By-laws may be altered, amended, or repealed, and new By-laws may be adopted, by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, or by the affirmative vote of a majority of the members of the Board of Directors of the Corporation, at any regular or special meeting duly convened after notice to such shareholders or directors (whoever are to act with respect thereto), of that purpose, subject always to the power of the shareholders to change any such action taken by the Board of Directors.

                                  ARTICLE XII
                           INAPPLICABILITY OF ACT 36

          Section 12.1.  Inapplicability of Section 1715(a)-(d).  Subsections
(a) through (d) of Section 1715 of the BCL shall not be applicable to the Corporation.
          Section 12.2. Inapplicability of Subchapter 25G. Subchapter G of Chapter 25 of the BCL, relating to control-share acquisitions, shall not be applicable to the Corporation.
          Section 12.3. Inapplicability of Subchapter 25H. Subchapter H of Chapter 25 of the BCL, relating to disgorgement of profits by certain control shareholders, shall not be applicable to the Corporation.






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